Exhibit 10.16

                              EMPLOYMENT AGREEMENT

            This Employment Agreement ( "Agreement") shall be effective as of January 1, 2001, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and ROBERT J. CAPETOLA, PH.D. ("Executive").

            WHEREAS, the Company and Executive desire that Executive be employed by the Company and that the terms and conditions of such employment be hereby defined.

            NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive hereby agree as follows:

            1. Terms of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of four (4) years commencing on January 1, 2001 (the "Commencement Date") and continuing until December 31, 2005, subject, however, to prior termination as hereinafter provided in Section 5 (such term is hereinafter referred to as the "Employment Period").

            2. Executive's Duties and Obligations.

                  a. Duties. Executive shall serve as the Company's President and Chief Executive Officer. Executive shall be responsible for overall management of the Company and all duties customarily associated with his title including, without limitation, activities regarding (i) day-to-day operational affairs; (ii) the development and commercialization of the Company's products;
(iii) proposed strategic alliances, joint ventures and other potential collaborations; and (iv) all other appropriate functions for the Company. All of the operating managers of the Company shall report to Executive. Executive shall at all times report to, and shall be subject to the policies established by, the Board of Directors of the Company (the "Board") and any executive committee thereof (the "Executive Committee"). The Company agrees that, at all times during the Employment Period, it will nominate Executive for election to the Board. Executive hereby agrees to immediately resign from any Board position held by him at the expiration or termination of the Employment Period.

                  b. Location of Employment. Executive's principal place of business shall be at the Company's headquarters to be located within thirty (30) miles of Doylestown, Pennsylvania; provided, that Executive acknowledges and agrees that the performance by Executive of his duties shall require frequent travel including, without limitation, overseas travel from time to time.

                  c. Proprietary Information and Inventions Agreement. Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as

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Exhibit A. Executive shall comply at all times with the terms and conditions of the Confidentiality Agreement and all other reasonable policies of the Company governing its confidential and proprietary information.

            3. Devotion of Time to Company's Business

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his time, attention and efforts to the proper performance of his implicit and explicit duties and obligations hereunder to the reasonable satisfaction of the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, except as otherwise provided herein, directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Executive Committee or the Board.

                  c. Non-Competition During and After Employment. During the Employment Period and for fifteen (15) months from the date of the termination of Executive's employment hereunder (the "Termination Date"), Executive shall not, directly or indirectly, without the prior written consent of the Company, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity (X) compete with the Company in the business of developing or commercializing pulmonary surfactants, cystic fibrosis treatments or any other category of compounds which forms the basis of the Company's products or products under development, or (Y) solicit, encourage, induce or endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed or engaged by the Company as an employee, consultant or independent contractor or who was so employed or engaged at any time during the preceding six (6) months; provided, that nothing herein shall prevent Executive from engaging in discussions regarding employment, or employing, any such employee, consultant or independent contractor (i) if such person shall voluntarily initiate such discussions without any such solicitation, encouragement, enticement or inducement prior thereto on the part of Executive or (ii) if such discussions shall be held as a result of or employment be the result of the response by any such person to a written employment advertisement placed in a publication of general circulation, general solicitation conducted by executive search firms, employment agencies or other general employment services, not directed specifically at any such employee, consultant or independent contractor.

                  d. In the event that Executive breaches any provisions of
Section 3(c) or of the Confidentiality Agreement or there is a threatened breach thereof, then, in addition to any other rights which the Company may have, the Company shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained therein. In the event that an actual proceeding is brought in equity to enforce the provisions of
Section 3(c) or the Confidentiality Agreement, Executive shall not urge as a defense that there is

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an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available.

                  e. To the extent that the restrictions imposed by Section 3(c) are interpreted by any court to be unreasonable in geographic and/or temporal scope, such restrictions shall be deemed automatically reduced to the extent necessary to coincide with the maximum geographic and/or temporal restrictions deemed by such court not to be unreasonable.

            4. Compensation and Benefits.

                  a. Base Compensation. During the Employment Period, the Company shall pay to Executive (i) base annual compensation ("Base Salary") of Two Hundred Seventy Five Thousand ($275,000), payable in accordance with the Company's regular payroll practices and less all required withholdings and (ii) additional compensation, if any, and benefits as hereinafter set forth in this
Section 4. Base Salary shall be reviewed at least annually for the purposes of determining increases, if any, based on Executive's performance, the performance of the Company, inflation, the then prevailing salary scales for comparable positions and other relevant factors; provided, however, that such Base Salary shall be increased annually (effective as of January 1, 2001) during the Employment Period by a minimum of 5% per year, and provided further, that any increase in Base Salary in excess of such 5% increase shall be solely within the discretion of the Company.

                  b. Bonuses. During the Employment Period, Executive shall:

                              (1) be entitled to a minimum year-end bonus equal
to 20% of Base Salary for such year and, further, shall be eligible for such additional year-end bonus, which may be paid in either cash or equity, or both, as is awarded solely at the discretion of the Compensation Committee of the Board, provided, that the Company shall be under no obligation whatsoever to pay such discretionary year-end bonus for any year;

                              (2) incentive bonus, which may be paid in either
cash or equity, or both, as is determined at the discretion of the Compensation Committee of the Board and in the amounts contemplated by and as otherwise set forth in the Management Agreement dated March __, 1998, upon the achievement of each of the following milestones (which bonuses, if any, will be paid only once for the attainment of each of the milestones): (i) the successful completion of Phase II studies for any Portfolio Compound, (ii) the successful completion of Phase III studies of any Portfolio Compound, and (iii) receipt of marketing approval in the United States for any Portfolio Compound.

                  c. Benefits. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans, programs and arrangements made available generally to the Company's senior executives or to its employees on substantially the same basis that such benefits are provided to such executives or employees (including, without limitation profit-sharing, savings and other retirement plans (e.g., a 401(k) plan) or programs, medical, dental, hospitalization, vision, short-term and long-term disability and life insurance plans or

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programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfounded); provided, however, that nothing in this Agreement shall be construed to require the Company to establish or maintain any such plans, programs or arrangements. Anything contained herein to the contrary notwithstanding, throughout the Employment Period, Executive shall be entitled to receive (i) term life insurance on behalf of Executive's named beneficiaries in the amount of $2,000,000 and (ii) long-term disability insurance (subject to a combined annual premium cap of $15,000 for the first year of the Employment Period, which cap shall be increased by 5% for each successive full year of the Employment Period), each at no cost to the Executive, except the Company shall have no liability whatsoever for any taxes (whether based on income or otherwise) imposed upon or incurred by Executive in connection with any such life or disability insurance.

                  d. Vacations. During the Employment Period, Executive shall be entitled to 20 days paid vacation per year, to be earned ratably throughout the year, 5 days of which may be carried over from year to year (provided, that in no event shall the aggregate number of such vacation days carried over to any succeeding year exceed 10 days).

                  e. Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall reimburse him for all such expenses, in accordance with reasonable policies of the Company.

                  f. Company Leased Automobile: In connection with Executive's employment hereunder, Executive shall be entitled to the use of a suitable automobile (to be determined in the good faith discretion of Executive) (the "Company Car") which shall be leased on Executive's behalf by the Company or, in the Company's sole discretion, the costs therefor shall be reimbursed to Executive. The annual total costs incurred by the Company in connection with the Company Car (including, without limitation, lease payments, insurance, maintenance and repairs, any governmental and regulatory fees (but excluding any amounts Executive may receive as reimbursement for gasoline, parking and tolls incurred in connection with his service to the Company) shall not exceed $10,000. Executive acknowledges and agrees that the Company Car shall be for Executive's exclusive use primarily with respect to Company business. At Executive's sole expense, Executive shall maintain a current United States driving license and shall immediately inform the Company's Controller if such license is revoked or suspended. Upon any such revocation or suspension, Executive will immediately forfeit any and all entitlement to the Company Car. Executive hereby agrees to at all times comply with the Company's written policies regarding Company automobiles and shall have full responsibility for any fines incurred for motoring offenses in respect of the Company Car whether such fines are incurred in his personal use or in connection with Company activities.

            5. Termination of Employment.

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                  a. Termination for Good Cause. The Company may terminate
Executive's employment at any time for Good Cause, as such term is hereinafter defined. For the purposes of this Agreement, "Good Cause" means Executive's gross misconduct; Executive's gross neglect of duties; Executive's commission of any act involving moral turpitude; Executive's material breach of this Agreement or the Confidentiality Agreement; any act or omission of Executive involving fraud or embezzlement against the Company; Executive's appropriation of any property or proprietary information of the Company resulting, in either case, in substantial harm to the Company; or Executive's conviction of a felony. Executive shall have fifteen (15) days after receipt of written notice from the Company to cure any conduct constituting Good Cause hereunder; provided, however, that such fifteen (15) day period shall not apply if the Company reasonably determines that such conduct is not capable of being cured. If terminated for Good Cause in accordance with the provisions of this Section 5(a), Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment, a lump sum payment in respect of all accrued but unused vacation days (provided, that in no event shall the aggregate number of such accrued vacation days exceed 10 days) at his Base Salary in effect on the date such vacation was earned, payment of any other amounts owing to Executive but not yet paid and shall not be entitled to receive any other compensation or benefits from the Company whatsoever (except as and to the extent the continuation of certain benefits is required by law).

                  b. Termination without Good Cause. The Company may terminate Executive's employment at any time without Good Cause. If (i) Executive's employment is terminated by the Company without Good Cause or (ii) Executive resigns for Good Reason (as hereinafter defined).

                              (1) Executive shall be entitled to the amounts set
forth in Section 5(a); and

                              (2) Executive shall be entitled to receive a
lump-sum severance payment equal to fifteen (15) months of his Base Salary in effect on the date of his termination, payable within 10 business days of the Termination Date and less all required withholdings.

                              (3) For purposes hereof, "Good Reason" shall mean
a resignation by Executive, upon at least 30 days prior written notice to the Company, following the occurrence of any of the following events without Executive's consent, unless the circumstances giving rise thereof have been cured by the Company within such 30-day notice period: (X) an involuntary reduction of 20% or greater in his then current Base Salary, (Y) a material diminution in Executive's title or duties or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to a president and chief executive officer of a corporation the size and nature of the Company, or (Z) the failure of the Company, upon the request of the Executive, to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction.

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                  c. Death or Disability. This Agreement shall terminate if
Executive dies or is Disabled as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive substantially incapable of performing his duties and obligations under this Agreement, after taking into account provisions for reasonable accommodation, as determined by a medical doctor (such doctor to be mutually determined in good faith by the parties) for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5(c), Executive, his heirs, legal representatives or his estate shall be entitled to any unpaid amounts set forth in Section 5(a) but shall not be entitled to any severance benefits.

                  d. Termination by Executive. Executive shall give the Company 30 days prior notice before he voluntarily resigns his employment with the Company. In the event of Executive's voluntary resignation (other than for Good Reason), Executive shall be entitled to any unpaid amounts set forth in Section 5(a) but shall not be entitled to any severance benefits.

            e. Lock-up Period. Executive shall not directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership, make any short sale, pledge or otherwise dispose of any shares of Common Stock issued or issuable upon the exercise of options, or any securities convertible to or exchangeable or exercisable for such options, granted to Executive for a one-year lock up period following any termination of Executive's employment by
(i) the Company for Good Cause or (ii) Executive, to the extent any such termination constitutes a breach of this Agreement.

            6. Miscellaneous.

                  a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regard to the application of choice of law rules.

                  b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  c. Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provisions shall be construed, if possible, so as to be enforceable under applicable law, or such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  d. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

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                  e. Notices. All notices required or permitted under this
Agreement shall be in writing and shall be deemed effective upon personal delivery, on the date of scheduled delivery by a nationally recognized overnight service or two (2) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 6(e).

                  f. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

                  g. Survivorship. The rights and obligations of Executive and the Company hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                  h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one document.

            IN WITNESS THEREOF, the parties have executed this Agreement as of the date set forth above.


                                    DISCOVERY LABORATORIES, INC.

                                    /s/ David L. Lopez
                                    --------------------------------------------
                                    By:   David L. Lopez, CPA, Esq.
                                    Its:  Vice President and General Counsel

                        Address:    350 South Main Street, Suite 307
                                    Doylestown, PA  18901


                                    EXECUTIVE,

                                    /s/ Robert J. Capetola, Ph.D.
                                    --------------------------------------------

                        Address:    6097 Hidden Valley Drive
                                    Doylestown, PA  18901